As filed with the Securities and Exchange Commission on April 5, 2011

Registration No. 333-152403

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HUDSON HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	6211	20-3766053
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

111 Town Square Place, Suite 1500A

Jersey City, New Jersey 07310

(201) 216-0100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Anthony M. Sanfilippo

111 Town Square Place, Suite 1500A

Jersey City, New Jersey 07310

(201) 216-0100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Darrel A. Rice, Esq.

Haynes and Boone, LLP

2323 Victory Avenue, Suite 700

Dallas, Texas 75219

(214) 651-5969

(214) 200-0664 (facsimile)

Approximate date of commencement of proposed sale to the public: Not applicable.

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

EXPLANATORY NOTE: DEREGISTRATION OF UNSOLD SECURITIES

Pursuant to a Registration Statement on Form S-1 (File No. 333-152403) of Hudson Holding Corporation (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) on July 18, 2008, as amended by Amendment No. 1 to the Registration Statement filed with the SEC on August 15, 2008, and declared effective on August 22, 2008 (the “Registration Statement”), the Company registered for resale from time to time 4,000,000 shares of the Company’s common stock, par value $0.001 per share, issuable to the selling stockholder upon the exercise of warrants (the “Shares”). The Shares were registered to permit the resale of the Shares by the selling stockholder named in the Registration Statement.

The Company is seeking to deregister the Shares that remain unsold under the Registration Statement as of the date hereof because the Company and the selling stockholder have agreed to terminate the Company’s obligation to keep the Registration Statement effective. Pursuant to the undertaking of the Company as required by Item 512(a)(3) of Regulation S-K, the Company is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister all remaining unsold Shares under the Registration Statement that would have otherwise remained available for sale under the Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jersey City, State of New Jersey, on March 31, 2011.

HUDSON HOLDING CORPORATION

By:	/s/ Anthony M. Sanfilippo
Name:	Anthony M. Sanfilippo
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Anthony M. Sanfilippo	Chief Executive Officer and Director	March 31, 2011
Anthony M. Sanfilippo	(Principal Executive Officer)

/s/ Keith R. Knox	President, Secretary and Director	March 31, 2011
Keith R. Knox	(Principal Financial Officer and Principal Accounting Officer)

/s/ Kenneth D. Pasternak	Chairman of the Board and Director	April 4, 2011
Kenneth D. Pasternak

/s/ Peter J. Zugschwert	Director	April 1, 2011
Peter J. Zugschwert

Director
John C. Shaw, Jr.

Director
John W. Mascone